As filed with the Securities and Exchange Commission on March 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4946844
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of Principal Executive Offices, Zip Code)

Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan

89bio, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Rohan Palekar

Chief Executive Officer

89bio, Inc.

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Name and address of agent for service)

(415) 500-4614

(Telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Branden C. Berns

Gibson, Dunn & Crutcher, LLP

555 Mission Street

San Francisco, CA 94105

(415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan (the “2019 Plan”)	551,559	$24.87(3)	$13,717,273(3)	$1,780.51
89bio, Inc. 2019 Employee Stock Purchase Plan	137,890	$21.14(4)	$2,914,995(4)	$378.37
Total	689,449			$2,158.88

(1)

In addition to the number of shares of the common stock, par value $0.001 per share (the “Common Stock”) of 89bio, Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to one of the compensatory stock plans listed above.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on March 13, 2020.

(4)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Registrant’s Common Stock on The Nasdaq Global Market on March 13, 2020, such discount representing the maximum permissible discount offered pursuant to such plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by 89bio, Inc. (the “Registrant”), relating to additional shares of its common stock, par value $0.001 per share (the “Common Stock”), available for issuance pursuant to the Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the 89bio, Inc. 2019 Employee Stock Purchase Plan (the “ESPP” and, together with the 2019 Plan, the “Plans”). The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-235577), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 15, 2019).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 15, 2019).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Amended and Restated 89bio, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A filed on October 28, 2019).

99.2	89bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed on October 28, 2019).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 18, 2020.

89bio, Inc.

By:	/s/ Rohan Palekar
Name:	Rohan Palekar
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rohan Palekar, Ram Waisbourd and Ryan Martins, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Rohan Palekar Rohan Palekar	Chief Executive Officer (Principal Executive Officer)	March 18, 2020

/s/ Ryan Martins Ryan Martins	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2020

/s/ Derek DiRocco Derek DiRocco, Ph.D.	Director	March 18, 2020

/s/ Gregory Grunberg Gregory Grunberg, M.D.	Director	March 18, 2020

/s/ Michael Hayden Michael Hayden, M.B., Ch.B, Ph.D.	Director	March 18, 2020

/s/ Anat Naschitz Anat Naschitz	Director	March 18, 2020